UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

HORIZON ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39631	98-1553406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Steamboat Road, Suite 200 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(203) 298-5300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	HZON.U	New York Stock Exchange
Class A Ordinary Shares included as part of the units	HZON	New York Stock Exchange
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZON WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 16, 2021, Horizon Acquisition Corporation II (the “Company”) filed its Quarterly Report on Form 10-Q for the period ending June 30, 2021 (the “Second Quarter Report”), which included a section within Note 2, Summary of Significant Accounting Policies, that described the Company's classification of its Class A ordinary shares subject to redemption issued in the Company's initial public offering (“IPO”) on October 22, 2020. Prior to the Second Quarter Report, upon its IPO, the Company classified a portion of the Class A ordinary shares as permanent equity to maintain net tangible assets greater than $5,000,000 on the basis that the Company will consummate its initial business combination only if the Company has net tangible assets of at least $5,000,001. Prior to the Second Quarter Report, the Company did not consider redeemable shares classified as temporary equity as part of net tangible assets. In connection with preparation of the Second Quarter Report, the Company's management revised its interpretation to include temporary equity in net tangible assets. As a result, management classified all Class A ordinary shares subject to redemption as temporary equity. This resulted in an adjustment to the initial carrying value of the Class A ordinary shares subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available) and accumulated deficit.

Upon re-evaluation, although the qualitative factors that management assessed tended to support a conclusion that the misstatements were not material, management concluded these factors were not strong enough to overcome the quantitative errors in the financial statements. As such, the Company determined the change in classification of the Class A ordinary shares is material quantitatively and it should restate its previously issued financial statements. In connection with this restatement, the Company also determined to restate its earnings per share.

Accordingly, on February 17, 2022, the Company's management and the audit committee of the Company's board of directors (the “Audit Committee”) concluded that the Company's previously issued (i) audited balance sheet as of October 22, 2020, (ii) audited financial statements as of December 31, 2020 and for the period from July 22, 2020 (Inception) through December 31, 2020 as previously restated in Amendment No. 1 to the Company's Annual Report on Form 10- K/A, as filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2021 (the “2020 Form 10-K/A No. 1”), (iii) unaudited interim financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 24, 2021, (iv) unaudited interim financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed with the SEC on August 16, 2021 (the “Second Quarter 10-Q”) and (v) unaudited interim financial statements included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021 (collectively, the “Affected Periods”), should no longer be relied upon.

The above changes have not had any impact on the Company’s cash position and cash held in the trust account established in connection with the IPO (the “Trust Account”).

As such, the Company plans to restate its financial statements for the Affected Periods in the Company’s Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 2021 to be filed with the SEC (the “Q3 Form 10-Q/A”), and in an amendment to the 2020 Form 10-K/A No. 1 to be filed with the SEC (the “2020 Form 10-K/A No. 2”).

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The Company’s remediation plan with respect to such material weakness will be described in more detail in the Form 10-Q/A for the quarterly period ended September 30, 2021.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with WithumSmith+Brown, PC, the Company's independent registered public accounting firm.

Cautionary Statements Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2022

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd Boehly
Name: Todd Boehly
Title: Chief Executive Officer and Chief Financial Officer